[*] -- Certain information omitted and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2 of the Commission.



                                SUPPLY AGREEMENT

                                     between

                               CREE RESEARCH, INC.

                                   ("Seller")

                           SHIN-ETSU HANDOTAI CO. LTD.

                                  ("Purchaser")

                                       and

                              SUMITOMO CORPORATION

                         SUMITOMO CORPORATION OF AMERICA

                           ( collectively, "Sumitomo")

                            Dated September 30, 1996

                                TABLE OF CONTENTS

1. CONTRACT DOCUMENTS; DEFINITIONS........................1
         1.1. Documents...................................1
         1.2. Definitions.................................1

2. PURCHASE AND SALE......................................2
         2.1. Purchase of Products........................2
         2.2. Price.......................................3
         2.3. Payment Terms...............................3

3. ORDERING, SHIPMENT AND DELIVERY........................3
         3.1. Orders......................................3
         3.2. Shipment....................................3
         3.3. Packaging...................................4
         3.4. Manner of Shipment..........................4

4. NON-CONFORMING SHIPMENTS...............................4
         4.1. Reporting of Claims.........................4
         4.2. Remedies for Non-Conforming Shipments.......4
         4.3. Compliance with Instructions................4

5. WARRANTIES.............................................4
         5.1. Limited Warranty............................4
         5.2. Warranty Disclaimer.........................5

6. LIMITATIONS OF LIABILITY...............................5

7. CONFIDENTIAL INFORMATION...............................5
         7.1. Definition and Identification...............5
         7.2. Confidentiality Obligations.................6
         7.3. Survival....................................6

8. TERM AND TERMINATION...................................6
         8.1. Term........................................7
         8.2. Termination.................................7
         8.3. Effect of Termination.......................7

9. ADDITIONAL UNDERTAKINGS................................7
         9.1. Confidentiality of Terms....................7
         9.2. Publicity...................................7
         9.3. Record-Keeping..............................7
         9.4. Export Regulation...........................8

10. ASSIGNMENT............................................8

11. FORCE MAJEURE.........................................8

12. GENERAL...............................................8
         12.1. Notices....................................8
         12.2. Authority; No Conflicting Obligations......9
         12.3. Relationship of the Parties................9
         12.4. Dispute Resolution.........................9
         12.5. Severability...............................9
         12.6. Amendments; Waiver.........................9
         12.7. No Implied License........................10
         12.8. Enforcement Costs.........................10
         12.9. Governing Law.............................10
         12.10. Construction.............................10
         12.11. United Nations Convention................10
         12.12. Fair Trade Commission Action.............10
         12.13. Entire Agreement.........................10

                                SUPPLY AGREEMENT

SUPPLY AGREEMENT (this "Agreement"), made and effective as of the 30th day of September, 1996 (the "Effective Date"), by and between CREE RESEARCH, INC., a corporation organized and existing under the laws of the State of North Carolina and having offices at 2810 Meridian Parkway, Suite 176, North Carolina 27713, USA (referred to below as "Seller"); SHIN-ETSU HANDOTAI CO. LTD., a corporation organized and existing under the laws of Japan and having offices at Togin Bldg., 4-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100, Japan (referred to below as "Purchaser"); SUMITOMO CORPORATION, a corporation organized and existing under the laws of Japan and having offices at 2-2, Hitotsubashi 1-chome, Chiyoda-ku, Tokyo 100, Japan (referred to below as "SC"); and SUMITOMO CORPORATION OF AMERICA, a corporation organized and existing under the laws of the State of New York and having offices at 345 Park Avenue, New York, New York 10154 (referred to below as "SCOA") (SC and SCOA being referred to below collectively as "Sumitomo").

                                    Recitals

WHEREAS, concurrently with the execution of this Agreement, Seller and Purchaser have entered into a License and Technology Transfer Agreement (the "License Agreement") pursuant to which Seller has licensed certain technology to Purchaser for the manufacture and sale of LED die products defined in the License Agreement as the "Licensed Products"; and

WHEREAS, the parties have agreed on the terms and conditions under which Seller will supply certain substrates, both with and without epitaxial coatings, for use by Purchaser in manufacturing the Licensed Products under the License Agreement, and the parties desire to memorialize such terms and conditions in this Agreement; and

WHEREAS, pursuant to separate arrangements between Purchaser and Sumitomo, Sumitomo has undertaken to act on behalf of Purchaser in purchasing products from Seller under this Agreement and exporting such products to Purchaser;

NOW, THEREFORE, in consideration of the foregoing and the mutual obligations undertaken in this Agreement, the parties agree as follows:

1.  CONTRACT DOCUMENTS; DEFINITIONS

    1.1.  Documents.

          The following documents are annexed to and made a part of this
          Agreement:

          (a) Schedule 1 -- Quantity Commitment

          (b) Schedule 2 -- Price

    1.2.  Definitions.

          For purposes of this Agreement, the terms defined in this
          Section 1.2 shall have the meaning specified and such definitions shall apply to both singular and plural forms:

          (a) "Affiliates" of a designated corporation, company or other entity means all entities which control, are controlled by, or are under common control with the named entity, whether directly or through one or more intermediaries. For purposes of this definition "controlled" and "control" mean ownership of more than fifty percent

              (50%)    of the voting capital stock or other interest
              having voting rights with respect to the election of the board of directors or similar governing authority.

          (b) "Confidential Information" shall have the meaning defined in Section 7.1.

          (c) "License Agreement" means the License and Technology Transfer Agreement between Seller and Purchaser executed concurrently with this Agreement, as the same may be amended from time to time by mutual written agreement of the parties thereto.

          (d) "Licensed Products" shall have the meaning defined in the License Agreement.

          (e) "Product Specifications" means the specifications of Products Seller uses for its own internal production of Licensed Products or such other specifications as the parties may mutually agree upon in writing from time to time. Seller will deliver to Purchaser the specifications Seller uses for its own internal production of Licensed Products as part of the documentation to be delivered pursuant to Paragraph A(6) of Schedule 3 of the License Agreement.

          (f) The specifications for all Products supplied under this Agreement shall in all events be of at least the same quality as those Seller then uses for its own internal production of Licensed Products.

          (g) "Products" means Bare Wafers and Epi Wafers, collectively. "Bare Wafers" means silicon carbide wafers, without epitaxial coatings, which conform to the applicable
              Product Specifications. "Epi Wafers" means silicon carbide wafers, with epitaxial coatings, which conform to the applicable Product Specifications.

2.  PURCHASE AND SALE

    2.1.  Purchase of Products.

          (a) Subject to and in accordance with the terms and conditions of this Agreement, Purchaser will purchase from Seller, and Seller will sell to Purchaser, the applicable percentage specified in Schedule 1 of all Products required by Purchaser and its Affiliates for the manufacture of Licensed Products during the term hereof.

          (b) Purchaser will provide to Seller, not later than ninety
              (90) days before the beginning of each calendar quarter, a forecast of the quantity of Products required by Purchaser and its Affiliates during that quarter and the immediately succeeding quarter and showing the percentage to be purchased under this Agreement in accordance with Schedule
              1. The first quarter included in each forecast will constitute a binding commitment to purchase at least eighty percent (80%) of the quantities projected to be purchased under this Agreement. The second quarter will be nonbinding. In the event this Agreement is terminated in accordance with Section 8.2 due to a breach or other event of default with respect to Seller, Purchaser shall have no further obligation under the commitment provided for in this paragraph.

          (c) All sales of Products under this Agreement shall be made by Seller to SC or SCOA, and SC and SCOA (as the case may be) shall export the same solely to Purchaser for use by Purchaser in accordance with this Agreement. Products purchased under this Agreement shall be used by Purchaser and its Affiliates in the manufacture of Licensed Products pursuant to the License Agreement and shall not be resold or used for any other purpose without Seller's prior written consent, which Seller may withhold in its sole discretion.

    2.2.  Price.

          (a) The purchase price of Products shall be determined as set forth in Schedule 2.

          (b) The prices stated in this Agreement do not include transportation costs, or the cost of insurance against loss or damage in transit, all of which shall be the responsibility of Sumitomo and Purchaser. Any such amounts paid by Seller with the prior consent of SC or SCOA will be invoiced to SC or SCOA (as the case may be) and reimbursed to Seller.

          (c) The prices stated in this Agreement do not include sales, use, excise or other taxes, duties, fees or assessments imposed by any jurisdiction. All such amounts imposed with respect to the purchase of the Products (other than taxes on Seller's net income) will be the responsibility of Sumitomo and Purchaser, and any such amounts paid by Seller will be invoiced to SC or SCOA (as the case may be) and reimbursed to Seller.

    2.3.  Payment Terms.

          (a) Products purchased under this Agreement will be invoiced to SC or SCOA, whichever submitted the order. Payment shall be made, in accordance with the terms set forth in
              Schedule 2, in U.S. dollars by wire transfer to an account designated in writing by Seller, without reduction for any currency exchange, wire transfer or other similar charges.

          (b) Any amounts to be paid under this Agreement which are not paid at the later of the date due or the expiration of any stated grace period shall accrue interest from the date due until the date paid at a rate equal to one percent (1%) plus the prime rate as published by the Chase Manhattan Bank (N.A.), New York, New York or any successor bank thereof.

3. ORDERING, SHIPMENT AND DELIVERY

    3.1. Orders.

              All sales of Products under this Agreement shall be made pursuant to written purchase orders submitted by SC or SCOA to Seller and accepted in writing by Seller. The terms and conditions of this Agreement shall govern the purchase of all Products hereunder notwithstanding any contrary provisions of such purchase orders. Purchase orders must be received at least forty-five (45) days prior to the requested shipping date.

    3.2. Shipment.

              Seller will use all commercially reasonable efforts to ship Products in accordance with the shipping dates requested in orders submitted in accordance with Section 3.1. If Seller fails to ship ordered Products within thirty (30) days after a shipping date agreed to in writing by Seller, Purchaser may at any time upon written notice to Seller cancel the unshipped portion of such order. Seller's obligations to fill orders under this Agreement shall be subject to Article 11 and all other provisions of this Agreement.

    3.3. Packaging.

              Seller will ship Products in Seller's standard packaging or packaged in such other manner as the parties may mutually agree in writing.

    3.4. Manner of Shipment.

              Products shall be shipped F.O.B. Seller's manufacturing facilities. Products shall be deemed delivered when delivered to the transportation company at the shipping point. Title and risk of loss or damage shall pass to SC or SCOA (whichever submitted the order) upon delivery.

4. NON-CONFORMING SHIPMENTS.

    4.1. Reporting of Claims.

              Except for warranty claims under Article 5, in the event any shipment does not conform to the ordered amount and type of Product or is otherwise non-conforming in a manner discoverable upon reasonable inspection (such as, by way of illustration, broken wafers), such non-conformity will be reported in writing to Seller as soon as possible and in any event no later than thirty (30) days after the date Products are delivered to the carrier at Seller's facilities. In all other cases, the non-conformity shall be reported in writing no later than ninety (90) days after such delivery date. Any non-conformity not reported as required by this paragraph shall be deemed waived.

    4.2. Remedies for Non-Conforming Shipments.

              Seller's sole obligation with respect to shipments determined to be non-conforming shall be, at its option, to replace the non-conforming Products (with shipment at Seller's expense) or to issue a credit to SC or SCOA, as the case may be, in the amount of the price paid for such Products with interest calculated at the rate specified in
              Section 2.3 from the date of payment to the date of credit. This paragraph states the exclusive remedy of Sumitomo and Purchaser with respect to non-conforming shipments. After acceptance of any shipment the sole remedies for defects in such shipment shall be as provided in the warranty provisions of this Agreement.

    4.3. Compliance with Instructions.

              In addition to such other duties as may be imposed by law, Sumitomo and Purchaser will comply with all of Seller's reasonable instructions regarding rejected goods. If Sumitomo or Purchaser incurs any expenses in complying with such instructions, including without limitation shipping expenses incurred in returning any rejected goods to Seller, Seller shall reimburse such expenses promptly upon receipt of a written request therefor.

5. WARRANTIES

    5.1. Limited Warranty.

          (a) Seller warrants to Sumitomo and Purchaser that Products purchased from Seller under this Agreement will meet the applicable Product Specifications.

          (b) This warranty is extended only to Sumitomo and Purchaser and does not constitute a warranty to any other person. This warranty shall not apply to any defect or failure to perform resulting in whole or in part from improper use or application, and Seller shall have no liability of any kind for failure of or defects in any items manufactured using the Products.

          (c) All claims under this warranty must be reported in writing to Seller (with such report accompanied by the Product claimed to be defective) as soon as possible, but in any event no later than three hundred sixty (360) days after the date Products are delivered to the carrier at Seller's facilities. If not so reported, such claims shall be waived.

          (d) Seller's sole obligation with respect to Products determined not to meet the terms of this warranty shall be, at its option, to replace such Products or to issue a credit or refund in the amount of the price received by Seller for the Products. This paragraph states the exclusive remedy against Seller with respect to breach of the warranty given herein or other alleged defects in the Products.

          (e) This Section 5.1, as limited by Section 5.2 and other applicable terms and conditions of this Agreement, shall survive the expiration or any termination of this Agreement with respect to Products purchased prior to such expiration or termination.

    5.2. Warranty Disclaimer.

              THE WARRANTY IN SECTION 5.1 ABOVE IS GIVEN IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR IMPOSED BY STATUTE OR OTHERWISE. ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY ARE EXPRESSLY DISCLAIMED BY SELLER.

6. LIMITATIONS OF LIABILITY

   No party will have any liability to the others for any consequential, incidental, indirect or special damages arising out of or in connection with this Agreement (including, but not limited to, loss of profits, revenue or business) resulting from or in any way related to this Agreement, or the termination of this Agreement, or arising out of or alleged to have arisen out of breach of this Agreement or the use or performance of any Products, even if advised of the possibility of such damages. This limitation applies regardless of whether such damages are sought based on breach of contract, warranty, negligence, strict liability or other legal theory.

7. CONFIDENTIAL INFORMATION

    7.1. Definition and Identification.

          (a) "Confidential Information" means any information concerning the transactions covered by this Agreement received by a party (the "receiving party") from another party or its Affiliates (the "disclosing party") and which the receiving party has been informed or has a reasonable basis to believe is confidential to the disclosing party.

          (b) "Confidential Information" shall not extend to information: (1) was known to the receiving party prior to receipt from the disclosing party; (2) was lawfully available to the public prior to receipt from the disclosing party; (3) becomes lawfully available to the public after receipt from the disclosing party, through no act or omission on the part of the receiving party;
              (4) corresponds in substance to any information received in good faith by the receiving party from any third party without restriction as to confidentiality; or (5) is independently developed by an employee or agent of the receiving party who has not received or had access to such information.

          (c) Information which the disclosing party wishes to have treated as Confidential Information under this Agreement shall be identified at the time of disclosure as "confidential" by marking, or in the case of oral disclosures, shall be confirmed as such in writing within thirty (30) days following the oral disclosure. However, if not so identified, the receiving party before making use of any such information that could reasonably be assumed to be Confidential Information for any purpose, other than the performance of this Agreement, shall inquire of the disclosing party as to the status of such information and shall designate and treat the same as Confidential Information if so requested.

7.2. Confidentiality Obligations.

          (a) Each party agrees to maintain received Confidential Information in confidence and not to use such Confidential Information for any purpose other than the performance of this Agreement. Neither party shall disclose any Confidential Information without the prior written approval of the disclosing party, except as required to comply with any order of a court or any applicable rule, regulation or law of any jurisdiction or as provided in
              Section 9.1. In the event that a receiving party is required by judicial or administrative process to disclose Confidential Information of the disclosing party, it shall promptly notify the disclosing party and to the extent permitted by the circumstances allow the disclosing party a reasonable time to oppose such process.

          (b) Each party shall protect Confidential Information of the other by using the same degree of care, but not less than a reasonable degree of care, to prevent unauthorized disclosure or use as that party uses to protect its own confidential information of like nature. Within each party, Confidential Information shall be disclosed only to employees to whom disclosure is reasonably necessary to the performance of this Agreement. Each party shall limit the number of copies made of any item of received Confidential Information.

          (c) Each party shall appropriately notify each employee, agent or consultant to whom any disclosure of received Confidential Information is made and shall obtain their agreement that they will maintain Confidential Information in confidence in accordance with the provisions set forth herein. Each party represents and warrants to the others that its employees, agents and consultants to whom any disclosure of received Confidential Information is made shall be subject to a valid, binding and enforceable agreement to maintain such Confidential Information in confidence in accordance with the provisions set forth herein.

7.3. Survival.

              The obligations of confidentiality set forth in this
              Article 7 shall continue for so long as the Confidential Information continues to come within the definition thereof set forth in Section 7.1 and shall survive the expiration or any termination of this Agreement.

8. TERM AND TERMINATION

    8.1. Term.

              The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with
              Section 8.2, shall continue for a period ending seven (7) years after the Effective Date.

    8.2. Termination.

              Either of the parties may terminate this Agreement by giving written notice of termination to the other parties (for purposes of this Section 8.2 the phrase "either of the other parties" shall mean, with respect to termination by Seller, any of the Purchaser or SC or SCOA, and shall mean, with respect to a termination by any of the Purchaser or SC or SCOA, Seller alone):

              (a) if either of the other parties commits a material
                  breach of its obligations under this Agreement or the License Agreement and does not cure such breach within thirty (30) after receipt of written notice of the breach from the nonbreaching party (which notice shall give reasonable particulars of the breach and of the intention of the party serving the notice to terminate this Agreement unless the breach is cured); or

             (b) if either of the other parties becomes insolvent, or any voluntary or involuntary petition for bankruptcy or for reorganization is filed by or against either of the other parties, or a receiver is appointed with respect to all or any substantial portion of the assets of either of the other parties, or a liquidation proceeding is commenced by or against either of the other parties; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, the same is not dismissed within sixty (60) days.

    8.3. Effect of Termination.

              Except as expressly provided otherwise in this Agreement, no termination of this Agreement shall release a party from any liability or obligation which has theretofore accrued and remains to be performed as of the date of such termination.

9. ADDITIONAL UNDERTAKINGS

    9.1. Confidentiality of Terms.

              The parties agree that the terms of this Agreement shall be treated as Confidential Information of each other subject to Article 7; provided, however, that either party may, upon notice to the other, make such public disclosures regarding this Agreement as in the opinion of counsel for such party are required by applicable securities laws or regulations.

    9.2. Publicity.

              The parties agree to cooperate in the preparation of a mutually acceptable joint press release announcing the relationship established hereby, to be issued promptly following execution of this Agreement, but shall otherwise make no public announcement regarding the terms of this Agreement.

    9.3. Record-Keeping.

              Purchaser shall keep and maintain, and shall cause its Affiliates to keep and maintain, sufficient records to demonstrate that Purchaser has complied with the obligations under this Agreement to purchase from Seller the specified percentage of the requirements of Purchaser and its Affiliates for Products required for use in the manufactured of Licensed Products. Purchaser shall permit Seller's duly authorized representative, reasonably acceptable to Purchaser, to examine such records at all reasonable business hours to the extent and insofar as it is necessary to verify compliance with the purchase commitment under this Agreement. Seller shall have the right to designate a firm of certified public accountants, reasonably acceptable to Purchaser, to audit such records to the extent and insofar as it is necessary to verify compliance with the purchase commitment under this Agreement. The expense of the audit shall be Seller's unless the audit shall demonstrate a discrepancy (in Purchaser's favor) greater than five percent (5%) between the quantities actually purchased hereunder and those which were due to be purchased, in which event the audit expenses shall be borne by Purchaser.

    9.4. Export Regulation.

              Sumitomo and Purchaser shall comply in all respects with all laws and regulations of the United States government or any agency thereof pertaining to exports.

10. ASSIGNMENT

              Neither this Agreement nor any of the rights or obligations created herein is assignable by any of the parties hereto without the prior written consent of the other parties, except that Seller or Purchaser may assign this Agreement to any permitted assignee of the License Agreement; provided, however, that any such assignment shall require the delivery to the other parties of the assignee's written agreement to accept such assignment and be bound by this Agreement. Any purported assignment in violation of this paragraph shall be void. No assignment shall relieve the assignor of responsibility for the performance of its obligations hereunder.

11. FORCE MAJEURE

              If the performance of this Agreement or any obligations under this Agreement is prevented, restricted, or interfered with by reason of fire, flood, explosion, or other casualty, accident, or act of God; strikes or labor disturbances; war, whether declared or not, or other violence; sabotage; any law, or order, proclamation, regulation, ordinance, demand, or requirement of any government agency; or any other event beyond the reasonable control of the parties, whether similar or dissimilar to the foregoing and whether or not foreseen, the affected party, upon giving prompt notice to the other parties, shall be excused from such performance to the extent of such prevention, restriction or interference. The affected party shall use its reasonable efforts to avoid or remove such cause of non-performance or to limit the impact of the event on such party's performance and shall continue performance with the utmost dispatch whenever such causes are removed.

12. GENERAL

    12.1. Notices.

              All notices under this Agreement shall be in writing and sent by prepaid airmail post, by reputable courier service, or by facsimile message (with a confirmation copy concurrently dispatched by prepaid airmail post or courier service), to the addresses of the respective parties as set forth by their signatures below or to such other address as the party may hereafter specify by written notice so given. Notices shall be effective upon receipt at the location of the specified address.

    12.2. Authority; No Conflicting Obligations.

              (a) Each party warrants that its has all requisite power
                  and authority to enter into and perform this Agreement, and that it has no agreement with any third party or commitments or obligations which conflict in any way with its obligations hereunder.

              (b) Each party warrants to the other that all approvals of any governmental agency required for such party to enter into and perform its obligations under this Agreement have been obtained prior to the execution hereof.

    12.3. Relationship of the Parties.

              The relationship of the parties under this Agreement is intended to be that of independent contractors. Nothing herein shall be construed to create any partnership, joint venture or agency relationship of any kind. No party has any authority under this Agreement to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract, agreement or undertaking with any third party, except that SC and SCOA are authorized to act on behalf of the Purchaser as contemplated by this Agreement.

    12.4. Dispute Resolution.

              Any disputes or claims arising from this Agreement or its breach shall be submitted to and resolved exclusively by arbitration conducted in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration shall be conducted by three
              (3) arbitrators appointed in accordance with such rules. The place of arbitration shall be in San Francisco, California. An award rendered in the arbitration shall be final and binding upon the parties and judgment may be entered thereon in any court of competent jurisdiction. The arbitrators shall apply the laws specified in this Agreement in determining the rights, obligations and liabilities of the parties and shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement nor to rule upon or grant any extension, renewal or continuance of this Agreement, nor to award damages or other remedies expressly prohibited by this Agreement, nor to grant injunctive relief, including interim relief, of any nature, notwithstanding any contrary provisions of the Rules of Conciliation and Arbitration specified above. If, under applicable law, this arbitration provision is not enforceable as to a particular claim brought by one party against the other, then legal proceedings involving only that claim may be instituted solely in the United States District Court of the Eastern District of North Carolina or, if such court may not exercise jurisdiction, a court of the State of North Carolina. For all purposes of this Agreement, all parties hereby irrevocably consent to the jurisdiction of such court and waive any defense based on improper or inconvenient venue or lack of personal jurisdiction.

    12.5. Severability.

              If any provision of this Agreement is found invalid or unenforceable, the remaining provisions will be given effect as if the invalid or unenforceable provision were not a part of this Agreement.

    12.6. Amendments; Waiver.

              This Agreement may not be amended except in a writing signed by the authorized representatives of the parties. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party sought to be charged therewith. The failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce it at a later time.

    12.7. No Implied License.

              Nothing in this Agreement shall be construed to convey any license under any patent, copyright, trademark or other proprietary rights owned or controlled by either party, whether relating to the Products sold or any other matter.

    12.8. Enforcement Costs.

              The prevailing party in any arbitration or judicial action brought to enforce the provisions of this Agreement shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, incurred in filing and prosecuting or defending such action.

    12.9. Governing Law.

              This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to conflicts of laws principles.

    12.10. Construction.

              The captions contained in this Agreement are for reference only and shall not be used in its construction or interpretation. The provisions of this Agreement shall be construed and interpreted fairly to both parties without regard to which party drafted the same.

    12.11. United Nations Convention.

              The United Nations Convention on Contracts for the
              International Sale of Goods shall not apply to this Agreement.

    12.12. Fair Trade Commission Action.

              In the event that the Fair Trade Commission of Japan should advise or recommend modification, amendment and/or deletion of any terms and conditions of this Agreement pursuant to the "Law relating to Prohibition of Private Monopoly and Methods of Preserving Fair Trade" of Japan, Purchaser and Sumitomo shall immediately inform Seller in writing of such advice or recommendation and the parties hereto agree to negotiate in good faith to modify, amend, and/or delete the terms and conditions concerned in this Agreement in accordance with the said advice or recommendation. In the event that the parties are unable to agree in writing within thirty (30) days after Purchaser and Sumitomo inform Seller of the action of the Fair Trade Commission, any of the parties hereto may upon written notice to the others terminate this Agreement without incurring any liability.

    12.13. Entire Agreement.

              This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings between the parties, whether oral or written, relating to such subject matter.

      (The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, the parties, through their respective duly authorized officers, have executed this Agreement to be effective as of the Effective Date set out in the preamble hereto.

CREE RESEARCH, INC.

By /s/ F. Neal Hunter
  ---------------------------------
Name  F. Neal Hunter
   --------------------------------
Title President
     ------------------------------
Date September 30, 1996
     -----------------------------

Address for Notices

Cree Research, Inc.
2810 Meridian Parkway, Suite 176
Durham, North Carolina 27713
USA
Attention:  President
Fax No:  (919) 361-4630




SUMITOMO CORPORATION OF AMERICA

By /s/ Toshiaki Hatsuo
  -------------------------------
Name Toshiaki Hatsuo
    -----------------------------
Title Senior Vice President & Gen. Mgr.
     ----------------------------------
Date  September 30, 1996
     ----------------------------------

Address for Notices

Sumitomo Corporation of America
345 Park Avenue
New York, New York 10154
USA
Attention:   Michael Vitale
          -------------------
Fax No:     415-984-3365
       ----------------------



SHIN-ETSU HANDOTAI CO. LTD.

By  /s/ Ryuichi Hiraishi
   -------------------------
Name  Ryuichi Hiraishi
     -----------------------
Title Director
      ----------------------
Date
    ------------------------

Address for Notices

Shin-Etsu Handotai Co. Ltd.
Togin Bldg.
4-2, Marunouchi 1-chome, Chiyoda-ku
Tokyo 100, Japan
Attention: Director, Compound Semiconductor
          ----------------------------------
Fax No:     03-3214-0017   Division
          ----------------------------------


SUMITOMO CORPORATION

By  /s/ K. Takaishi
   ---------------------------
Name  K. Takaishi
      ------------------------
Title  General Manager
      ------------------------
 Date   Electronic Materials & Equipment Dept.
     ------------------------------------------

   Address for Notices

   Sumitomo Corporation
   2-2, Hitotsubashi 1-chome, Chiyoda-ku
   Tokyo 100, Japan
                     General Manager
   Attention:  Electronic Materials & Equipment Dept.
              ---------------------------------------
   Fax No:     03-3217-6802
           ----------------

                                     SCHEDULE 1

                                 Quantity Commitment

  A.       Epi Wafers

           Purchaser, acting through SC or SCOA, will purchase from Seller the percentage specified below of all Epi Wafers required by Purchaser and its Affiliates for the manufacture of Licensed Products during the term of this Agreement:

                     Agreement Year*                  % of Requirements

                          Year 1                            *****%
                          Year 2                            ***** %
                          Year 3                            ***** %
                          Year 4                            ***** %
                          Year 5                            ***** %
                          Year 6                            ***** %
                          Year 7                            ***** %

                 *As used in this Agreement, "Agreement Year" refers to the successive twelve-month periods commencing with the Effective Date, and "Year 1," "Year 2," "Year 3" and so forth refer to the first, second, third, etc. of the Agreement Years.

  B.       Bare Wafers

           1. Subject to Paragraph 2 below, Purchaser, acting through SC or SCOA, will purchase from Seller ********************* % of all Bare Wafers required by Purchaser and its Affiliates for the manufacture of Licensed Products during the term of this Agreement.

           2. If in Purchaser's view Seller's Bare Wafer products become noncompetitive with substrates offered by other suppliers in respect of price or specifications, or Seller is unable to deliver Bare Wafers adequate to meet Purchaser's requirement under this Agreement, and in either case Purchaser furnishes Seller reasonably adequate evidence of such facts, then upon Purchaser's request representatives of the parties shall meet and in good faith discuss and endeavor to agree upon an appropriate amendment to this Agreement or other action to address Purchaser's reasonable concerns.

         3. Without limiting Paragraph 2 above, if during Year 4 through Year 7 any third party supplier (other than an Affiliate of Purchaser) extends a bona fide written offer to supply Bare Wafers under terms and conditions at least as favorable to Purchaser as those contained in this Agreement but at a price lower than the price charged by Seller hereunder, Purchaser may purchase the quantity offered by such supplier pursuant to the offer, provided that (i) such third party substrates meet or exceed the applicable Product Specifications under this Agreement,
              (ii) Purchaser gives Seller written notice of the terms of the third party offer and Seller does not, within thirty
              (30) days thereafter, agree to supply such quantity under the terms and conditions of this Agreement but at the price and in accordance with the delivery schedule stated in the third party offer, and (iii) the aggregate quantity of such substrates (measured by nominal wafer area) purchased by Purchaser and its Affiliates from third party suppliers during each Agreement Year does not exceed the aggregate quantity purchased from Seller during such period.

                                   SCHEDULE 2

                                      Price

A.       Epi Wafers

         1. The prices for Epi Wafers purchased under this Agreement will be as follows:

                                                      Price Per Nominal
              Agreement Year*                         Wafer Area (US$)**

                   Year 1                             $ ******** per wafer
                   Year 2                             $ ******** per sq. in.
                   Year 3                             $ ******** per sq. in.
                   Year 4                             $ ******** per sq. in.
                   Year 5                             $ ******** per sq. in.
                   Year 6                             $ ******** per sq. in.
                   Year 7                             $ ******** per sq. in.

          *As defined in Schedule 1.

          **Seller will deliver wafers in the diameter then being used by Seller for its own internal production of Licensed Products. In Year 1 the price will be the same regardless of the wafer diameter. The wafer diameter in Year 1 will not be less than 1.6 inches.

         2. The prices in Paragraph 1 above are firm and may be revised only upon mutual agreement, except that if Seller's fully-loaded manufacturing costs during Years 6 or Year 7, divided by 0.5, are greater than the price listed above Seller may charge a higher price up to a maximum of $******** per square inch for purchases during such year.

B. Bare Wafers

         1. The anticipated prices for Bare Wafers purchased under this Agreement are as follows:

                                          Price Per Nominal
                Agreement Year            Wafer Area (US$)*

                     Year 1               $ ******** per wafer
                     Year 2               $ ******** per sq. in.
                     Year 3               $ ******** per sq. in.
                     Year 4               $ ******** per sq. in.
                     Year 5               $ ******** per sq. in.
                     Year 6               $ ******** per sq. in.
                     Year 7               $ ******** per sq. in.

            *Seller will deliver wafers in the diameter then being used by Seller for its own internal production of Licensed Products. In Year 1 the price will be the same regardless of the wafer diameter. The wafer diameter in Year 1 will not be less than 1.6 inches.

         2. Except for the prices for Year 1, which are firm, the foregoing are estimated prices only.

            Actual   prices applicable to each year will be negotiated
            and agreed upon in writing in advance of such year. The obligation of the parties to purchase and sell Bare Wafers during each Agreement Year is subject to the condition that the parties mutually agree as to the price applicable to such purchases. In negotiating the price each year, the parties shall not be bound by the prices stated in this Agreement and shall not be bound by the prices agreed to with respect to any prior year.

         3. Seller will extend to Purchaser its "most favored customer" pricing for Bare Wafers, meaning that the prices applicable to orders for Bare Wafers under this Agreement will be the lowest price at which Seller at any time prior to shipment of such order has sold Bare Wafers to any customer in the world for use in manufacturing Licensed Products.

C. Other Price and Payment Terms

         1. Except as otherwise provided in Paragraph B(3) above, the applicable price will be the price in effect at the time of receipt of the order under Section 3.1, provided that the order requests delivery within ninety (90) days from the order date. In all other cases the applicable price will be the price in effect at the time of shipment.

         2. Purchases will be invoiced upon shipment. Invoiced amounts will be due and payable thirty (30) days from the invoice date.

         3. At the time the prices set forth in this Schedule 2 were determined the exchange rate between Japanese yen and U.S. dollars was a ratio of 110 Japanese yen per one U.S. dollar. In the event the exchange rate increases or decreases more than twenty percent (20%) from such ratio, the parties shall in good faith discuss adjustments to the prices stated in this Schedule 1. No such adjustments will be effective unless mutually agreed upon writing.